                                                                   EXHIBIT 10.10

                           SITE COMMITMENT AGREEMENT

     THIS SITE COMMITMENT AGREEMENT (this "Agreement"), dated as of July 11, 1997, is between Nexel Communications, Inc., a Delaware corporation ("NCI") and Castle Tower Corporation, a Delaware corporation ("Castle").

                                   RECITALS

     On October 2, 1996, NCI, Castle and Pittencrieff Communications, Inc. entered into a letter agreement (as amended by subsequent extension letters, the "Letter Agreement") which contemplated, subject to the satisfaction of certain conditions, that the parties would subsequently enter into one or more definitive agreements. Following further discussions and negotiation, the parties agreed to modify certain terms of the agreements contemplated by the Letter Agreement. This Agreement constitutes one of the definitive agreements contemplated to be entered into between NCI and Castle, as so modified. Pursuant to the Letter Agreement, NCI and Castle desire to enter into an arrangement by which NCI will offer Castle certain opportunities relating to the construction and lease, or purchase and lease-back, of communications sites to be used in part by Nextel.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the requirements of the Letter Agreement, NCI and Castle agree as follows:

                           ARTICLE I  DEFINED TERMS

     The following terms as used in this Agreement shall, unless the context otherwise requires, have their respective meanings indicated below:

          (a) "Acceptance Notice" shall have the meaning provided in Section 3.2(c).

          (b) "Accepted Project" shall have the meaning provided in Section 3.2(b).

          (c) "Additional Equipment" shall have the meaning provided in Section 3.4.

          (d) "Additional New Site" shall have the meaning provided in Section 3.2(b).

          (e) "Affiliate" means any entity which the party in question (or an Affiliate of the party in question) directly or indirectly controls, is controlled by, or is under common control with, through the ownership or control of equity interests.

          (f)  "Base Equipment" shall have the meaning provided in Section 3.4.

          (g)  "Build Period" shall have the meaning provided in Section 3.1.

          (h) "Castle/Crown Effective Date" shall mean the date of consummation of the proposed merger of Castle with Crown.

          (i) "Closing" means the consummation of a purchase and sale of an Existing Tower Site or a Purchased Site, under the terms of the Purchase Agreement.

          (j)  "Communication Equipment" shall have the meaning provided in
Section 3.2(a).

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          (k)  "Completion Notice" shall have the meaning provided in Section
3.2(b).

          (l) "Construction Approvals" means all necessary approvals from applicable governmental authorities relating to Site acquisition and development, including, without limitation, building and FAA permits, zoning approvals and FCC approvals (if any).

          (m) "Construction Period" shall have the meaning provided in Section 3.2(d).

          (n)  "Construction Schedule" shall have the meaning provided in
Section 3.2(d).

          (o)  "Crown" means Crown Network Systems, Inc.

          (P)  "Crown Territory" shall have the meaning provided in Section
3.1(b).

          (q) "Dallas/Houston Site" shall have the meaning provided in Section 3.2(a).

          (r)  "End Date" shall have the meaning provided in Section 3.5.

          (s) "Existing Tower Sites" means the communications towers or monopoles identified on SCHEDULE 1 (as such SCHEDULE may be revised in accordance with Section 2.1), including the Tower Assets and Communication Equipment associated therewith, as further identified in Section 2.4.

          (t) "Expedited Project" shall have the meaning provided in Section 3.2(g).

          (u) "Final Approvals" means all Construction Approvals, together with other necessary approvals from applicable governmental authorities relating to the occupancy and use of a Site by Nextel, including, without limitation, a certificate of occupancy, if available.

          (v) "Force Majeure" means any of the following events: delays in delivery of construction materials, including towers and monopoles, if provided by Nextel or a vendor approved by Nextel, delays in zoning or permitting (other than delays resulting from or occasioned by Castle's pursuit of any modifications or supplements to the zoning and permitting completed by Nextel prior to delivery of the Completion Notice), strikes, lockouts, labor disputes, embargoes, flood, earthquake, storm, dust storm, lightning, fire, and any other weather conditions that prevent (according to the tower construction industry's standard of prudence) construction for any calendar day(s) in excess of the four
(4) "weather days" provided for in each Construction Schedule, epidemic, acts of God, war, national emergency, civil disturbance or disobedience, riot, sabotage, terrorism, threats of sabotage or terrorism, restraint by court order or order of public authority, and similar occurrences beyond the reasonable control of Castle, and such non-performance shall be excused for the period of time any such Force Majeure causes such non-performance.

          (w) "Guaranty" means the Guaranty Agreement to be entered into by NFC, in the form attached hereto as EXHIBIT "C".

          (x) "Initial Closing Date(s)" means the date(s) of closing under the Purchase Agreement for the purchase and sale of the Existing Tower Sites with respect to which the Option is exercised.

          (y)  "Initial Notice" shall have the meaning provided in Section
3.2(b).

          (z)  "Net Cash Flow" shall have the meaning provided in Section 2.2.

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          (aa) "New Sites" means all locations for the construction of new communications towers or monopoles for use by Nextel (including Tower Assets and Communication Equipment associated therewith) but for which required building permits have not been obtained, as of the date hereof, and in the event the New Site is acquired by Castle, on which Nextel would become an anchor tenant (on terms consistent with those set forth in this Agreement).

          (bb) "Nextel" means the applicable Affiliate of NCI which will offer to sell the Existing Tower Sites and Purchased Sites and enter into the Nextel Lease for any given Site.

          (cc) "Nextel Lease" means the lease agreement to be entered into between Castle and Nextel for each Site leased by Nextel from Castle, in the form attached hereto as EXHIBIT "B".

          (dd) "Nextel's Construction Cost" means, as to a Purchased Site being acquired by Castle (or a Digital Existing Tower Site added in a supplement to SCHEDULE 1), Reimbursable Costs plus any additional reasonable actual costs previously paid or incurred by Nextel which are attributable to construction or acquisition by Nextel of the Tower Assets; provided that no cost will be deemed not to be reasonable if its payment or incurrence is consistent with information provided to Castle in the Initial Notice.

          (ee) "NFC" means Nextel Finance Company, a Delaware corporation.

          (ff) "Option" shall have the meaning set out in Section 2.1.

          (gg) "Owner's Title Policy" means an owner's policy of title insurance which insures either the fee simple title or the leasehold interest being conveyed in a Site, subject only to the Permitted Exceptions.

          (hh) "PCI/NCI Effective Date" shall mean the date of the closing under the Amended and Restated Agreement of Merger and Plan of Reorganization, dated as of December 3, 1996, by and among NCI, NFC, DCI Merger Inc., and Pittencrieff Communications, Inc., as the same may be amended from time to time by the parties thereto.

          (ii) "Permitted Exceptions" means as to any Site (i) title encumbrances or exceptions set forth in the title commitment which do not materially and adversely affect the intended use of the Site, such as, by way of example and not of limitation, utility easements, and (ii) standard preprinted exceptions to be set out in the Owner's Title Policy; and (iii) any title encumbrances or exceptions identified in the title report delivered to Castle as part of the Initial Notice.

          (jj) "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (kk) "Preexisting Contract" shall have the meaning set out in Section 4.3.

          (ll) "Purchase Agreement" means the agreement for the purchase and sale of Existing Tower Sites with respect to which the Option is exercised, or of the Purchased Sites, the form of which is attached hereto as EXHIBIT "A".

          (mm) "Purchase Notice" shall have the meaning set out in Section
3.2(c).

          (nn) "Purchase Price" shall have the meaning set out in Section 2.2.

          (oo) "Purchased Site" shall have the meaning set out in Section 3.3.

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          (pp) "Reimbursable Costs" means, as to a Site being acquired by Castle under Article III (or a Digital Existing Tower Site added in a supplement to SCHEDULE 1), those actual costs previously paid or incurred by Nextel which are attributable solely to Site development (including site acquisition costs and zoning approval) such as, without limitation, title insurance and survey costs, outside attorneys' fees and direct costs associated with Construction Approvals and Final Approvals, but shall exclude any such costs which exceed reasonable and customary expenditures based on market conditions and competitive market rates for such services or equipment. Reimbursable Costs do not include any costs relating to shelter costs (when Nextel will own and exclusively use the shelter), radio frequency engineering, administrative costs, indirect costs or overhead or profit. In cases in which Site Acquisition Work is undertaken by Nextel directly, without use of outside contracted service providers, Reimbursable Costs shall mean the sum of either (i) [*], if the Site Acquisition Work undertaken by Nextel with respect to the applicable Site included obtaining zoning approvals or designations related thereto; or (ii) [*], if the Site Acquisition Work undertaken by Nextel did not include obtaining such zoning approvals or designations.

          (qq) "Site" means, individually, a New Site, an Additional New Site or an Existing Tower Site, as applicable.

          (rr) "Site Acquisition Work" means, with respect to each New Site or Additional New Site, taking all of the following actions in compliance with all applicable laws: (i) obtaining from a qualified surveyor a recent (i.e. prepared or updated no more than six (6) months prior to the Completion Notice given by Nextel to Castle with respect thereto) on-the-ground survey depicting the boundaries and areas of the site location, all easements, rights-of-way and other matters affecting title thereto, any improvements thereon, applicable set-back lines, if any, information regarding flood plain location and any encroachments affecting the site, (ii) obtaining all building permits and FAA and FCC approvals (if any) needed to construct Tower Assets on such site, (iii) obtaining all zoning approvals or designations necessary to construct and operate Tower Assets on such Site, (iv) obtaining an environmental transaction screening (as defined in the ASTM) of such Site and a related report, which report shall be addressed to Nextel and Castle and (v) obtaining a title commitment or abstract for each Site current within six (6) months of the Completion Notice.

          (ss)   "Site Agreement" shall have the meaning provided in Section
3.2(a).

          (tt)   "Term" shall have the meaning set out in Section 4.3.

          (uu)   "Territory" shall have the meaning set out in Section 3.1(b).

          (vv)   "Territory Reduction Right" shall have the meaning provided in
Section 3.1.

          (ww)   "Tower Assets" shall have the meaning provided in Section
3.2(a).

     Terms may be defined above in either their singular or plural form, but may also be used in this Agreement in their other form not expressly defined above.

                          ARTICLE II PURCHASE OPTION

          Section 2.1    GRANT OF OPTION.  In consideration of the mutual
                         ---------------
covenants and agreements set forth herein, NCI hereby grants to Castle an exclusive and irrevocable option (the "Option") for period of one hundred and twenty (120) days from and after the date hereof (the "Option Term") to purchase up to fifty (50) of the Existing Tower Sites, as set forth on SCHEDULE 1 hereto. From and after the date hereof until the end of the Option Term, Nextel shall permit representatives of Castle, upon reasonable prior notice, during normal business hours, to inspect each of the Existing Tower Sites and to examine such contracts, records, permits,

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[*] Indicates where text has been omitted or pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

technical specifications and plans related to any of the Existing Tower Sites as may be in Nextel's possession or under its control and to furnish such representatives with all such information as they may reasonably request. Any information provided to Castle pursuant to this Section 2.1 is subject to the confidentiality provisions set forth in Section 4.14. During the Option Term, in the event either party identifies any towers that were owned by Nextel on the date hereof in any of the States of Texas or Florida, or the Denver, Colorado or Philadelphia, Pennsylvania metropolitan areas, but which were not listed on
SCHEDULE 1, Nextel shall promptly supplement such SCHEDULE to add such towers (and provide Castle with Notice thereof), and such towers shall be deemed "Existing Tower Sites" subject to the Option and for all other purposes hereof, provided, however, that SCHEDULE 1 need not be supplemented to include, and the
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Option shall not be deemed to cover, any towers acquired by Nextel from and after the date hereof, including, without limitation, those acquired as a consequence of the occurrence of the PCI/NCI Effective Date; and, notwithstanding any supplement to such SCHEDULE, (i) the Option Term shall not be extended beyond the 120-day period noted above, and (ii) the Option shall not be expanded beyond the right to purchase up to fifty (50) Existing Tower Sites.

     Section 2.2    PAYMENT. As consideration for the purchase of an Existing
                    -------
Tower Site, Castle shall pay NCI the "Purchase Price" (as hereinafter defined) for such Existing Tower Site with respect to which Option is exercised, by wire transfer of immediately available funds on the Initial Closing Date with respect thereto. In the case of any Existing Tower Site designated as a "Digital" Site on SCHEDULE 1 hereto (including any supplement thereto), the Purchase Price shall be the price indicated on such SCHEDULE (or supplement) for such Site (which, in the case of Digital Existing Tower Sites added in any such supplement, shall be an amount equal to Nextel's Construction Cost with respect thereto). In the case of any Existing Tower Site designated as an "Analog" Site on SCHEDULE 1 hereto (including any supplement thereto), the Purchase Price shall be the greater of the price indicated on such SCHEDULE (or supplement) for such Site (which, in the case of Analog Existing Tower Sites added in any such supplement, shall be an amount equal to the estimated replacement cost reasonably determined by Nextel with respect thereto) or eight (8) times Net Cash Flow. "Net Cash Flow" for any "Analog" Site shall equal gross revenue from third party tenants unaffiliated with Nextel derived from such Site in the last calendar month preceding the Option Exercise Date with respect thereto (adjusted for non-monthly billing), less (i) an administrative fee equal to ten percent (10%) of such gross revenue, (ii) any monthly amounts subject to revenue sharing arrangements with third parties unaffiliated with Nextel and (iii) monthly rent payable by Nextel under the ground lease associated with such Site; times twelve
(12).

     Section 2.3    EXERCISE OF OPTION. The Option may be exercised form time to
                    ------------------
time during the Option Term, with respect to up to fifty (50) of the Existing Tower Sites, in the aggregate, by delivery to NCI of written notice of election to exercise, identifying those Existing Tower Sites which Castle has opted to purchase. Included with notice of exercise, Castle may include a summary sheet specifying the particular Existing Site's specifications (including existing tenants and rental rates) assumed by Castle in making its decision to exercise the Option with respect to the Existing Tower Site. If, at the time of the Initial Closing with respect to such Site, such specifications vary in any respect from those (if any) set forth in the notice of exercise (including, without limitation, as a result of a site lease entered into By Nextel with respect to such Existing Tower Site, described in Section 2.5), Nextel will so notify Castle in writing and Castle may elect not to consummate the purchase of such Existing Tower Site.

     Section 2.4    TERMS OF PURCHASE: NEXTEL LEASE.
                    -------------------------------

              (a) The parties hereby agree that within thirty (30) days following the initial exercise of the Option, they shall execute a Purchase Agreement in the form of EXHIBIT A hereto, providing, inter alia, for the purchase and sale of the Existing Tower Sites with respect to which the Option is exercised and (i) the assignment or, if assignment is not permitted, sublease of any underlying ground lease for such Site or (ii) in cases in which Nextel is the owner of the underlying land, a ground lease, with Nextel as lessor, providing for a twenty-five (25) year term, at a monthly rental rate of [*], with the right exercisable by either party at any time during the lease term to require the purchase and sale of the underlying parcel for a cash purchase price of [*] for each such parcel. The parcel covered by such lease and purchase right described in clause (ii) shall be of a size and configuration sufficient to accommodate the then existing tower assets and reasonable space for additional equipment shelter, if necessary, as mutually agreed by

5

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

the parties. In connection with any such lease or sale, the parties shall grant each other such easements or other perpetual contractual rights of access to and from their respective adjoining parcels as may be reasonably necessary.

          (b) The specific assets to be conveyed to Castle for any Existing Tower Site with respect to which the Option is exercised shall be identified in a schedule to the Purchase Agreement with respect thereto at the time of execution thereof or supplement thereto. Castle acknowledges that the Purchase Prices specified on SCHEDULE 1 for the Existing Tower Sites do not include, nor will any purchase of such Site upon exercise of the Option include, any shelters or buildings at any such Site or any equipment included in any such shelter or building (unless such Purchase Price is with respect to an "Analog" Site and is determined as a multiple of Net Cash Flow, in which case any such shelter, building or equipment shall be included in such purchase and sale, subject to the exclusions hereafter provided). The categories of assets to be included or excluded in the purchase and sale of Existing Tower Sites (either with or without shelter, building or equipment thereat) are identified on SCHEDULE 7. To the extent the parties agree to include such shelter, building or equipment as part of a purchase, the determination of the assets to be included will be based on the types of other shelter assets identified on SCHEDULE 7 and the purchase price therefor will be determined with reference to Nextel's cost for such assets. To the extent that assets other than those of the type categorized as either "Included" or "Excluded" on SCHEDULE 7 are identified at any particular Existing Tower Site with respect to which the Option is exercised, the parties shall mutually agree as to whether such assets should be included in or excluded from the purchase, in a manner consistent with SCHEDULE 7. Following any additional exercises of the Option, supplemental exhibits to the Purchase Agreement will be added to include the additional Existing Tower Site(s) with respect to which the Option is exercised.

          (c) At the Initial Closing, Castle, as lessor, and Nextel, as lessee, shall enter into a Nextel Lease for each such Existing Tower Site purchased by Castle, in the form of EXHIBIT B hereto, providing for monthly rent (i) in the case of "Digital" Sites, determined by reference to the rate schedule set forth on SCHEDULE 2A; and (ii) in the case of "Analog" Sites, in the amount of [*] per month. Such Nextel Lease (and monthly rent) shall cover the number of antennas (or lines) and Communication Equipment, and at the height locations, then maintained by Nextel at such Site. In addition, Nextel shall have a right of first refusal to lease additional space within one designated twenty (20) foot area, on/in such Existing Tower Site for Nextel's additional equipment, as notified to Castle promptly following exercise of the Option with respect to such Site. Such right, and the exercise thereof, shall be subject to the terms of Section 3.4(c). Concurrently with the execution of the first Nextel Lease to be entered into, NFC shall execute and deliver to Castle a Guaranty in the form of EXHIBIT "C".

     Section 2.5    RESTRICTION OF TRANSFER. Except as otherwise contemplated
                    -----------------------
herein, no direct or indirect sale, assignment, transfer, exchange or other disposition ("Transfer") of an ownership interest in any Existing Tower Site or any portion thereof or right of access with respect thereto may be made by Nextel from the date hereof until the end of the Option Term. Any purported or attempted Transfer of any such interest in any Existing Tower Site in violation of this Agreement shall be void and of no force and effect. Nor shall Nextel, from the date hereof until the end of the Option Term, solicit, make or accept any offers to sell, purchase, assign or otherwise transfer an ownership interest in any Existing Tower Site. Notwithstanding the foregoing, until the exercise of the Option with respect to a particular Existing Tower Site, Nextel may, providing it is operating in good faith and in a commercially reasonable manner, after giving Castle ten (10) days written notice, enter into, modify or terminate site leases, as lessor, with any other Person, on such terms as may be acceptable to Nextel, with respect to space on such Existing Tower Site; provided that Nextel may enter into, modify or terminate any such site lease, notwithstanding an exercise of the Option by Castle following such notice with respect thereto.

          ARTICLE III CONSTRUCTION AND PURCHASE OF NEW SITES

          Section 3.1    NEW SITES.
                         ---------

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[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

          (a) From and after the date hereof and until the "End Date", as hereinafter defined ("the Build Period"), Nextel agrees that is shall not construct or contract with a third party for the construction of a New Site in the Territory, without first complying with the provisions of this Article III, except for any New Site subject to a Preexisting Contract, or during a period following NCI's exercise of the "Territory Reduction Right" (as hereinafter defined) and prior to its receipt of notice of the Castle/Crown Effective Date, with respect to any New Site located in a portion of the Crown Territory affected by the exercise of such Territory Reduction Right.

          (b) The "Territory" shall mean the geographic areas and highway corridors identified on SCHEDULE 3, provided that any time from and after January 1, 1998, in the event the Castle/Crown Effective Date has not theretofore occurred, NCI shall have the right (the "Territory Reduction Right"), by written notice to Castle, to delete from the Territory any or all of the areas and corridors designated as a Crown Corridor on SCHEDULE 3 (the "Crown Territory"), until such time as the Castle/Crown Effective Date occurs and Castle provides NCI with notice thereof. Notwithstanding any such exercise of the Territory Reduction Right, this Agreement shall remain in effect (x) for all New Sites in the Territory other than those in the Crown Territory so deleted,
(y) for all New Sites in the Crown Territory with respect to which an Acceptance Notice or Purchase Notice (as such terms are hereinafter defined) has been delivered to Nextel, and (z) in all other respects, including, without limitation, Castle's Option to acquire the Existing Tower Sites, as described in
Article II.

     Section 3.2    IDENTIFICATION AND CONSTRUCTION OF SITE LOCATIONS.
                    -------------------------------------------------

     (a) With respect to each New Site in the Territory, and each "Additional New Site" (as hereinafter defined) prior to the delivery of an "Initial Notice" (as hereinafter defined) with respect thereto, Nextel shall have entered into lease agreements or option agreements assignable to Castle (individually the "Site Agreement"; collectively the "Site Agreements") by and between Nextel, as lessee (or optionee), and certain lessors (or optionors) identified in the Site Agreements, for rights to certain portions of their land for the construction of radio communications towers or monopoles and related assets including equipment shelters (collectively, "Tower Assets"), for the installation of wireless communication receivers, transmitters, other antenna devices and related communication equipment (collectively, "Communication Equipment"). During the Build Period, before constructing (or causing the construction of) any Tower Assets at any New Sites in the Territory for Nextel's own account and ownership or lease, Nextel will first grant Castle the opportunity to develop, construct, own, maintain and operate Tower Assets at such New Sites according to the remaining terms of this Article III, In addition to the foregoing, Nextel shall, during the Build Period, provide Castle with Initial Notices with respect to at least eight (8) New Sites located in either the Dallas or Houston, Texas metropolitan areas (the "Dallas/Houston Sites").

     (b) In connection with the development during the Build Period of each New Site in the Territory, Nextel shall, following execution of a Site Agreement with respect thereto, provide Castle, in writing, the information enumerated on
SCHEDULE 4; and in connection with the development during the Build Period of each "Additional New Site" (as hereinafter defined), Nextel may, but shall not be obligated, to following execution of a Site Agreement with respect thereto, provide Castle, in writing, the information enumerated on SCHEDULE 4. The notice given in accordance with this Section 3.2(b) is referred to as the "Initial Notice." (For purposes hereof, "Additional New Sites" are New Sites that are not located in the Territory, but which Nextel, in its sole discretion, may choose to offer Castle the opportunity to develop, construct, own, maintain and operate either in accordance with the terms hereof or on other terms mutually agreed by the parties.) Whenever reasonably practicable, Nextel shall notify Castle of substantially all of the New Sites in the Territory proposed to be constructed within a highway corridor (as identified on SCHEDULE 3). If Castle provides Nextel an Acceptance Notice under Section 3.2(c) with respect to a New Site or Additional New Site (which Site shall then become and be referred to herein as an "Accepted Project"), Nextel may, but shall be under no obligation to, cause Site Acquisition Work with respect thereto, together with all information included in the Initial Notice, as amended, and any notice of expedited construction of the Tower Assets (the "Completion Notice"). In undertaking Site Acquisition

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

Work with respect to an Accepted Project, Nextel shall exercise its reasonable best efforts to accommodate the reasonable requests of Castle to pursue zoning and permitting approvals necessary for the construction of the Tower Assets in the manner desired by Castle; provided, however, that Nextel shall be under no obligation to accommodate any such request if to do so would, in Nextel's judgment, be reasonably likely to jeopardize or delay the completion of Site Acquisition Work with respect to such Accepted Project.

          (c) Within ten (10) business days after Castle has received the Initial Notice, Castle shall provide Nextel written notice of its desire to either (i) develop, construct, own and operate Tower Assets at the New Sites or Additional New Sites (the "Acceptance Notice"); (ii) purchase the Tower Assets at the New Sites or Additional New Sites following the development and construction thereof by Nextel (the "Purchase Notice") or (iii) waive without condition any and all rights granted hereunder with respect to such New Site or Additional New Site, including, without limitation, its rights to develop, construct or purchase such Site. Castle shall be deemed to have elected the waiver described in clause (iii) if it fails to provide Nextel with an Acceptance Notice or a Purchase Notice within such ten (10) day period described in the preceding sentence.

          (d) Castle shall construct (or, in the case of Accepted Projects in the Crown Territory, shall cause Crown to construct) each Accepted Project according to the minimum tower height specifications and ground or surface space specifications in order to accommodate a 10' X 20' (200sq.feet) equipment shelter designated by Nextel in the Completion Notice and such construction shall be completed by Castle (or Crown, as applicable) as quickly as commercially reasonable but in any event within the Construction Period defined herein. The term "Construction Period" means (i) the 60-day construction period established in the Construction Schedule set forth as SCHEDULE 5, beginning on the date of delivery of the Completion Notice, which Completion Notice shall not be given until all necessary building permits and required FAA and FCC approvals (if any) have been received; or (ii) such shorter period as is established by mutual agreement of the parties with respect to an Expedited Project (as hereinafter defined). In each case, the Construction Period may be extended by reason of an event of Force Majeure, to the extent such Force Majeure is a direct cause of the construction delay, or by agreement of the parties due to the diversion of resources from a pending project to an Expedited Project.

          (c) Such construction by Castle (or Crown, as applicable) shall include: (i) all site engineering, architectural and engineering drawings (as necessary) and geotechnical investigations (if geotechnical investigations are necessary in connection with the construction of Tower Assets that vary from that for which Nextel performed such investigations as part of the Site Acquisition Work); (ii) if necessary, construction of an access road suitable for pedestrian and vehicular ingress and egress; (iii) the construction of a communication tower complete with ground systems and tower lighting (as necessary); and (iv) except as otherwise provided in this Section 3.2(e), all other reasonable and customary installations. In addition, Castle may, at its option, expand the scope of its construction of an Accepted Project to include
(x) the installation of a shared communication equipment shelter with an appropriate HVAC system installed, suitable for the installation of Nextel's Communication Equipment, as set forth in the Completion Notice, to include access to all necessary utilities; and (y) the installation of a stand-by generator for Nextel's non-exclusive use. In the event Castle chooses to include such expanded construction, Nextel shall have the right, but not the obligation, to include the use of such shelter and/or generator within the terms of the Nextel Lease (as hereafter defined) for the additional monthly rent described on
SCHEDULE 2. Completion of construction shall be certified by all governmental agencies required to give regulatory certification and shall be subject to acceptance by Nextel, which acceptance will not be unreasonably withheld. Acceptance by Nextel shall be upon written notice from Nextel to Castle that the Accepted Project meets the specifications set forth in the Completion Notice. Nextel shall be permitted to designate representatives to have supervised access to the construction site to review construction progress, including grounding, utility runs and easements, shelter location and antenna Platform. Nextel shall give written notice to Castle of any construction defect at the time Nextel becomes aware of such defect, or when a review of construction would have exposed such defect. Upon completion of the Accepted Project, Castle shall give Nextel written notice of completion. Nextel shall have five (5) calendar days thereafter to give its written acceptance or objections to construction, which objections shall be limited to those not previously waived. In addition to the foregoing, Castle shall have the right, but not the obligation, to provide the services identified on SCHEDULE 6, on each Approved Project, if requested by Nextel, at the rates and on the terms therein specified. Castle shall notify Nextel whether or not it wishes to provide such services with respect to an Approved Project, within (5) days following Nextel's request for such additional services.

          (f) Upon completion of construction of an Accepted Project and acceptance thereof by Nextel, Nextel and Castle shall execute a Nextel Lease for such completed New Site, in the form of EXHIBIT "B", with respect to the Base Equipment (as hereafter defined) and, subject to space availability, so much of the Additional Equipment (as hereafter defined) that the applicable Tower Assets are able to accommodate, providing for monthly rent determined by reference to the rate schedule attached hereto as SCHEDULE 2B, all as further detailed in
Section 3.4 hereof. Concurrently therewith, Nextel shall cause the applicable land lease agreements, options, permits, zoning approvals and other relevant site development items to be assigned to Castle free and clear of all liens and security interests (subject to Permitted Exceptions).

          (g) From time to time, Nextel may request Castle to construct an Accepted Project in less than the 60-day period from the date of delivery of the Completion Notice. Upon receiving the foregoing request, Castle shall provide Nextel a good faith estimate of all incremental expenses related to the proposed expediting of the Accepted Project. On Nextel's notice of approval of the estimated cost to expedite the proposed construction of the Accepted Project, Castle shall within five (5) business days thereof notify Nextel in writing of its intention to either continue with the construction of the Accepted Project or reject the Accepted Project. If Castle elects to proceed with the construction of the Accepted Project on the expedited schedule (each, an "Expedited Project"), Castle will use its commercially reasonable efforts to complete the project on the schedule requested by Nextel. Castle shall provide a good-faith estimate of all incremental expenses related to the Accepted Project that Castle would not have incurred but for the expedited schedule (such as stand-by charges and overtime expenses and compensation) and Nextel agrees to reimburse Castle for all such expenses thereof. Nextel shall have the right to approve all extraordinary expenses related to an Expedited Project not previously made known to Nextel. In the event Castle proceeds with the construction of an Expedited Project at Nextel's request, Nextel and Castle shall in good faith modify the construction schedule of any other pending projects in the event Castle's resources are diverted from pending projects to Expedited Projects to meet Nextel's expedited construction requests.

          (h) In the event Castle fails to complete construction of an Accepted Project within the Construction Period described above, then Nextel's sole and exclusive remedy shall be to recover from Castle, and Castle shall, promptly following notice, deliver to Nextel the sum of [*] for each Site that is not constructed according to schedule. Castle shall have no liability for failing to complete the construction of an Expedited Project within the schedule requested by Nextel unless Castle fails to complete construction within the 60-day Construction Period beginning on delivery of the Completion Notice with respect thereto and, in such case, Nextel's sole and exclusive remedy shall be to recover from Castle, and Castle shall, promptly following notice, deliver to Nextel the sum of [*] for each Site that is not constructed according to schedule.

          (i) In the event Castle (or Crown, as applicable) fails to (i) commence construction of an Accepted Project in accordance with the Construction Schedule or (ii) complete the installation of the Tower Assets for an Accepted Project in accordance with the Construction Schedule or (iii) complete the construction Schedule, Nextel may elect, at its sole option, on notice to Castle, subject to the cure right hereinafter described, to purchase the Accepted Project (including all real and personal property including the Tower Assets) that has been installed on such Site or that has been ordered by Castle for installation on such Site, and Nextel shall pay Castle an amount equal to Castle's costs for the foregoing items upon receipt of all supporting documentation evidencing such costs. In the event Nextel wishes to exercise its right under either of clause (i) or (ii), it shall notify Castle of such failure and Castle shall have five (5)

9

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

business days from such Notice to effectuate a cure. In the event such cure is not effectuated within such five (5) day period, or, in the case of an exercise of the right under clause (iii), promptly following Notice with respect thereto, Castle shall present to Nextel a bill of sale conveying Castle's right, title and interest in and to any and all personal property in the possession and under the control of Castle with respect to the applicable Accepted Project/Expedited Project, free and clear of all liens and security interests (subject to Permitted Exceptions). Upon payment of such amount, Nextel shall have no further obligation or liability to Castle for the Accepted Project/Expedited Project. Castle shall transfer or assign to Nextel (1) any warranties or guaranties pertaining to any of the Tower Assets to the extent allowed by such manufacturer and (2) any technical information or documents related to the Tower Assets and the development and operation thereof. Nextel shall accept such real and personal property subject to all matters of the public records (other than any mortgage, deed of trust or security interest securing Castle's indebtedness for borrowed money) and any user contracts, licenses, or similar agreements by which Castle has committed to provide space on the Tower Assets to any third party.

          Section 3.3    PURCHASED SITES. If Castle provides Nextel a Purchase
                         ---------------
Notice under Section 3.2(c) with respect to a New Site or Additional New Site (a "Purchased Site"), Nextel may, but shall be under no obligation to, complete the development and construction of such New Site or Additional New Site. On notice to Castle from Nextel of Nextel's completion of any Purchased Site, the parties shall enter into the Purchased Agreement (if the Purchase Agreement had not previously been executed in connection with the purchase of one or more Existing Tower Sites or Purchased Sites) or addenda to the Purchase Agreement previously executed will be added to include the additional Purchased Site(s). Such Purchase Agreement shall be in the form of EXHIBIT "A", and provide for the purchase and sale of such Site, for a purchase price equal to Nextel's Construction Cost. Concurrently with the closing of the purchase and sale of the Purchase Site, Nextel and Castle shall execute a Nextel Lease for such Purchased Site, in the form of EXHIBIT "B", with respect to the Base Equipment (as hereafter defined) and, subject to space availability, so much of the Additional Equipment (as hereafter defined) that the applicable Tower Assets are able to accommodate, providing for monthly rent determined by reference to the rate schedule attached hereto as SCHEDULE 2B, all as further detailed in Section 3.4 hereof.

          Section 3.4    LICENSED SPACE.
                         --------------

          (a) Castle shall notify Nextel fifteen (15) days prior to the then anticipated completion of each Accepted Project and Nextel shall notify Castle fifteen (15) days prior to the then anticipated completion of each Purchased Site and, (i) within five (5) days after receipt of such notice from Castle or
(ii) concurrently with the delivery of its notice to Castle, Nextel shall notify Castle of the number of antennas (or lines) on the constructed tower and the location thereon that Nextel desires to install equipment and of the associated space Nextel will require in equipment shelters. Nextel shall be required to designate not less than the number of antennas (or lines), specified in the Completion Notice at heights not lower than those specified in such notice
(such equipment specified in the Completion Notice being referred to herein as the "Base Equipment") and if, notwithstanding the foregoing requirement, Nextel designates fewer antennas or antennas at lower heights than the Base Equipment, Nextel shall nonetheless be deemed to have designated at least three (3) antennas at height locations as specified in the Completion Notice, and will be required to enter into a Nextel Lease with respect to such equipment. If Nextel designates more antennas than set forth in the Completion Notice (the "Additional Equipment"), Castle shall allow Nextel to use such additional space on and in the Tower Assets as is necessary to operate the Additional Equipment; provided, Nextel acknowledges that Tower Assets may not be adequate, or have space available, to accommodate any or all of the Additional Equipment, and the failure of the Tower Assets to accommodate the Additional Equipment shall not effect in any manner Nextel's obligation with respect to the Base Equipment.

          (b) Upon the execution of the applicable Nextel Lease (i) Castle shall pay to Nextel an amount equal to the Reimbursable Costs attributable to such Site as full reimbursement for costs incurred with the Site Acquisition Work performed by Nextel for any Accepted Project or (ii) Castle shall pay to Nextel an amount equal to Nextel's Construction Costs attributable to such Site as full reimbursement for costs incurred with the Site Acquisition Work performed by Nextel and construction of any Purchased Site. Nextel shall indemnify and hold Castle harmless for any payment demands by contractors and other persons performing services in connection with the Site Acquisition Work hired by Nextel.

          (c) Nextel shall have a one-time right of first refusal to lease additional space within one designated twenty (20) foot area, on/in the Tower Assets for the possible relocation of Nextel's equipment, as notified to Castle in the Completion Notice. For a period of three (3) years from the effective date of the applicable Nextel Lease, Castle shall give Nextel fifteen (15) days notice prior to entering into any lease for the space therefore identified by Nextel in the Completion Notice. Nextel shall, within ten (10) days following receipt of such notice, inform Castle of whether it intends to exercise its rights to such space. In the event Nextel chooses not to exercise its right to such space, the above described right of first refusal will thereafter expire and be of no further force or affect.

          (d) In addition to Existing Tower Sites with respect to which the Option is exercised, Accepted Projects and Purchased Sites, Castle shall offer to enter into a Nextel Lease in form of EXHIBIT B, at least rates determined in accordance with the Rate Schedule set forth as SCHEDULE 2B, and subject only to space availability, for space requested by Nextel on any communications sites or towers owned or operated by Castle in the Territory.

          Section 3.5  END DATE.  For purposes hereof, the "End Date" shall be
                       --------
the date on which the sum of the number of all:

     (a) New Sites in the Territory for which an Initial Notice is given, but with respect to which Castle either waives or is deemed to have waived its right to construct or purchase such Site, provided that Nextel subsequently constructs or contracts for the construction of such Site;

     (b) New Sites (including Dallas/Houston Sites) and Additional New Sites with respect to which, following delivery of the Initial Notice either (i) Castle delivers an Acceptance Notice and Nextel delivers a Completion Notice; or
(ii) Castle delivers a purchase Notice and the parties subsequently enter into a Purchase Agreement with respect thereto; and

     (c) any other tower sites not otherwise subject to the terms of this Agreement which are sold by Nextel and purchased by Castle during the Build Period;

equals or exceeds two hundred and fifty (250), in the aggregate.

                        ARTICLE IV  MISCELLANEOUS TERMS

          Section 4.1.  CO-LOCATION.
                        -----------

          (a) Prior to executing any lease for any Site made available to Castle pursuant to this Agreement with a Person who owns or has access to other communication sites (including without limitation communications towers or monopoles), Castle shall use its best efforts to include in such lease a requirement that such Person grant Nextel the right, for each Site that Castle makes available to such Person, to locate Nextel equipment at one other site that such Person owns or has access to. Nextel's right to use any other site made available by the other Person shall be on commercially reasonable terms and shall be subject to space availability at such site. Castle's use of "best efforts" as contemplated by this paragraph, shall only include a written request by Castle to such Person as to the matter set forth in this paragraph, and shall not include any requirement that Castle expend money or negotiate lease terms for the Person which are more favorable than its then quoted market rates

          (b) Nextel shall have the authority to offer any other Person access to any New Site in the Territory, Additional New Site or Existing Tower Site, to be constructed or purchased by Castle, subject only to space availability and the execution of Castle's standard commercial lease (at market rates). At Nextel's request, Castle agrees to negotiate in good faith with any such other Person identified by Nextel.

          Section 4.2.  TERMINATION.
                        -----------

          (a) This Agreement shall be effective as of the date hereof and shall continue in effect until the End Date, unless earlier terminated as provided herein (the "Term").

          (b) Castle may terminate this Agreement prior to the end of the Term by written notice given to NCI upon the occurrence of either of the following events:

               (i) the insolvency of NCI; suffering or committing any act of insolvency; or the inability of NCI to pay its debts when due; or

               (ii) NCI's liquidation, whether voluntarily or unvoluntarily; or the appointment for it of a receiver or liquidator.

          (c) NCI or Nextel may terminate this Agreement prior to the end of the Term by written notice given to Castle upon the occurrence of any of the following events:

               (i) the insolvency of Castle; suffering or committing any act of insolvency; or the inability of Castle to pay its debts when due;

               (ii) Castle's liquidation, whether voluntarily or involuntarily; or the appointment for it of a receiver or liquidator;

               (iii) at any time after December 31, 1997, if the PCI/NCI Effective Date has not theretofore occurred; or

               (iv) Nextel has, within any continuous eight-month period during the Term, exercised its rights to recover the penalty payment described under
Section 3.2(h) and/or elected to purchase an Accepted Project under Section 3.2(i), a number of times no fewer than the greater of five (5) or five percent (5%) of the aggregate number of Accepted Projects during such eight-month period.

          (d) Either Castle or NCI may terminate this Agreement in the event the other party is in breach of this Agreement (unless the breach is waived by the non-breaching party) and fails to cure such breach (i) in the case of breach of an obligation to pay money, within twenty (20) days after written notice has been served on the breaching party by the non-breaching party indicating the nature of the breach of purported breach; or (ii) in the case of a non-monetary breach, (x) within forty five (45) days after written notice of the breach, or
(y) if cure is not possible within such forty-five day period, one hundred and twenty (120) days after written notice of the breach, provided the breaching party continues to exercise reasonable diligence in effectuating a cure.

          (e) Termination of this Agreement pursuant to this Section 4.2 shall be effective the day such notice is deemed given under Section 4.6 of this Agreement. The termination of this Agreement shall not discharge, affect or otherwise modify the rights and obligations of the parties under this Agreement which, by their terms and/or express intent, may require or contemplate performance subsequent to any such termination, including, without limitation, with respect to the completion of construction and sale and purchase of any New Sites or Additional New Sites that are Accepted Projects or Purchased Sites but for which Final Approvals, the execution of the Nextel Leases and/or Closing remain outstanding. In the event that this Agreement is terminated, all rights and obligations of Nextel and Castle set out in the executed Nextel Leases shall remain in full force and effect, as provided therein.

          (f) In the event that this Agreement is terminated, the terminating party's right to pursue all legal (and equitable) remedies for breach of contract and damages (and specific performance) shall survive such termination unimpaired, except as provided and limited by the provisions of Section 3.2(h) of this Agreement.

          (g) Termination of this Agreement shall not affect the terms of the Purchase and Sale Agreement by and between Pittencrieff Communications, Inc. ("PCI"), A&B Electronics, Inc. ("A&B"), and Castle (formerly known as Castle Communications Corporation), as amended, or the License Agreement dated as of January 10, 1995, by and among PCI, A&B, and Castle, as amended, which are being amended by further amendments (the "Further Amendments") executed on or about the date this Agreement is being executed, except that in the event that this Agreement is terminated by NCI or Nextel under Section 4.2(c)(iii), such Further Amendments shall be deemed null and void and of no further force or effect.

          Section 4.3  REPRESENTATIONS AND WARRANTIES OF NEXTEL.  NCI represents
                       ----------------------------------------
and warrants to Castle that:

          (a)  Corporate Status; Qualification.  NCI has been duly incorporated
               -------------------------------
and is validly existing as a corporation in good standing under the laws of Delaware.

          (b)  Authority; Binding Obligation; Authorized.  NCI has all necessary
               -----------------------------------------
corporate power and authority to enter into this Agreement and to perform and to cause each relevant Affiliate to perform the obligations to be performed by it hereunder. This Agreement constitutes a valid and legally binding obligation of NCI and is enforceable against NCI in accordance with its terms, and the execution, delivery and performance of this Agreement by NCI have been duly authorized by all requisite corporate action.

          (c)  No Breach.  The execution and delivery of this Agreement by NCI
               ---------
and the performance of this Agreement by NCI and the relevant Affiliate will not
(i) conflict with any provision of the Amended and Restated Certificate of Incorporation, or By-Laws of NCI or the Certificate or Articles of Incorporation or By-Laws of such Affiliate; (ii) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which NCI or such Affiliate is a party or by or to which it or they or any of its or their assets or properties may be bound or subject; or (iii) conflict with or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to NCI or such Affiliate.

          (d)  Towers. To the extent NCI or Nextel is responsible for the
               ------
development of a particular Site hereunder, (i) each tower and other improvements on a Site acquired from NCI or Nextel by Castle has been or will be built in accordance with the plans and specifications therefor, and in material compliance with all applicable governmental rules, regulations, and (ii) Final Approvals have been or will have been obtained by Nextel as to all Sites acquired by Castle from NCI or Nextel.

          (e)  Preexisting Contracts. (i) Except as set forth on SCHEDULE 8
               ---------------------
attached hereto Nextel is not a party to any agreement or commitment (each, a "Preexisting Contract") with any Person (except the execution of this Agreement with Castle) for the construction or sale of any Existing Tower Site or New Site within the Territory; and (ii) identified on SCHEDULE 8 are all locations for the construction of new communications towers or monopoles for use by Nextel in the Territory, for which required building permits have obtained, as of the date hereof.

     Section 4.4    REPRESENTATIONS AND WARRANTIES OF CASTLE. Castle represents
                    ----------------------------------------
and warrants to Nextel that:

          (a)  Corporate Status; Qualification. Castle has been duly
               -------------------------------
incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

          (b)  Authority; Binding Obligation; Authorized. Castle has all
               -----------------------------------------
necessary corporate power and authority to enter into this Agreement and to perform the obligations to be performed by it hereunder. This Agreement constitutes a valid and legally binding obligation of Castle and is enforceable against Castle in accordance with its terms, and this Agreement and the consummation hereof have been duly authorized and approved by Castle by all requisite corporate action.

          (c)  No Breach. The execution, delivery, and performance of this
               ---------
Agreement by Castle will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Castle; (ii) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Castle is a party or by or to which it or any of its assets or properties may be bound or subject; or (iii) Conflict with or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to Castle.

          (d)  Towers. Each tower and other improvements on a Site constructed
               ------
by Castle has been or will be built in accordance with the plans and specifications therefor, and in material compliance with all applicable governmental rules, regulations and Final Approvals have been or will have been obtained by Castle as to all Sites constructed by Castle.

     Section 4.5    DISPUTE RESOLUTION.
                    ------------------

          (a)  Prior to commencing arbitration under subsection (b) of this
Section 4.5, for a dispute arising under this Agreement, the dispute between the parties shall be submitted for discussion and possible resolution during a 15-day period commencing with the date that either party gives written notice to the other that it is invoking the provisions of this Section 4.5(a). The dispute shall be submitted to the General Counsel or Chief Legal Officer of NCI and the President of Castle (or any other member of the senior management of Castle designated by the President of Castle). Any person designated to replace any named officer shall have the authority to resolve the dispute that has been submitted to the provisions of this Section 4.5(a).

          (b) Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement which is not resolved under subsection (a) of this Section 4.5, shall be resolved by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by a panel of three arbitrators, one selected by NCI, one by Castle and the third by the first two so selected. The arbitration shall be held in Denver, Colorado or such other location as shall be mutually agreeable to the NCI and Castle. The arbitration panel shall, upon the concurrence of at least a majority of its members, have the authority to render an appropriate decision or award, including the power to grant all legal and equitable remedies and award compensatory damages provided by the law in the State of Texas and consistent with the terms of this Agreement but shall have no power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The decision of the arbitrators shall be final and unreviewable of error of law or legal reasoning of any kind any may be enforced in any court having jurisdiction of the parties. The parties shall (unless the arbitration panel's award provides otherwise) each bear one-half of the cost of the arbitration proceeding (including the fees and expenses of the arbitrators) and all of their own (and their advisor's) expenses of participation in the arbitration.

     Section 4.6  NOTICES.  Any notice, communication, request, reply or advise
                  -------
(hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, made or accepted by NCI, Nextel or Castle to the other party, must be in writing and may, unless otherwise expressly provided herein, be given or be served by depositing the same in the United States mail, postpaid and addressed to the other party to be notified, by registered or certified mail, return receipt requested, or by delivering the same in person to such addressee. Notice in the manner herein described shall be effective, unless otherwise stated in this Agreement, from and after the receipt of such Notice by the addressee. Notice given in any other manner (including, but not limited to, Notice by courier or Federal Express or the like) shall be effective only if and when received by the party notified. In the event addressee refuses delivery of any such Notice, then Notice will be deemed to have been received on the date of such refusal.

Notices to NCI or Nextel shall be addressed as follows:

                    Nextel Communications, Inc.
                    1505 Farm Credit Drive
                    Suite 100
                    McLean, Virginia 22102
                    Attn:  Richard Byrne
                    Telecopier No: (703) 394-3417

                    with a copy to:

                    Nextel Communications, Inc.
                    1505 Farm Credit Drive
                    Suite 100
                    McLean, Virginia 22102
                    Attn: Legal Department - Corporate Counsel - Commercial Telecopier No: (703) 394-3763

Notices to Castle shall be addressed as follows:

                         Castle Tower Corporation
                         510 Bering, Suite 310
                         Houston, Texas 77057
                         Attn: Mr Ted B. Miller, Jr. and Mr. Jimmy R. Taylor Telecopier No: (713) 974-1926

                         with a copy to:

                         Singleton & Cooksey
                         1600 Smith, Suite 4500
                         Houston, Texas 77002
                         Attn: Mr. Taylor V. Cooksey
                         Telecopier No.: (713)651-0251

Either NCI or Castle shall have the right from time to time to change their respective address for Notices by providing the other party with 30 days prior written Notice in the manner set forth above.

     Section 4.7   INSURANCE.  With respect to each Site acquired by Castle
                   ---------
hereunder (whether an Existing Tower Site, Accepted Project or Purchased Site), Castle shall procure and maintain, until such date as the applicable Nextel Lease expires or terminates, the following insurance: (i) commercial property insurance (in an amount equal to the replacement value of the Tower Assets, provided that such coverage may be maintained under a blanket policy of insurance), Workers Compensation (statutory limits) and contractual liability. Such insurance shall insure, on an occurrence basis, against all liability of Castle, its employees, agents and contractors arising out of or in connection with Castle's construction, use, occupancy and maintenance of the Site.

     Section 4.8   Intentionally Omitted

     Section 4.9.  CONSTRUCTION OF AGREEMENT.  This Agreement shall be governed
                   -------------------------
by and construed in accordance with the laws of the State of Texas. This Agreement embodies the entire agreement and understanding between NCI and other Nextel entities and Castle with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between NCI and Castle, oral or written, relative to the subject matter of this Agreement, including, without limitation, the Letter Agreement, but only to the extent the Letter Agreement covers the subject matter of this Agreement (the parties acknowledging that the Letter Agreement contemplates the execution of certain other definitive agreements as well).

     Section 4.10  WAIVERS; MODIFICATIONS.  No waiver or modification of any
                   ----------------------
provisions of this Agreement shall be effective against either party hereto unless it is set forth in a writing signed by both parties. No waiver of any breach of any provision of this Agreement shall be deemed a waiver of any other breach of the same provision or of any other provision hereof, unless expressly so stated in the writing setting forth such waiver.

     Section 4.11  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
                   ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may make any assignment of this Agreement or any of its rights or interests herein without the prior written consent of the other; provided, however, that each of Castle and NCI may (i) assign this Agreement or any of its rights or interests hereunder to any controlled Affiliate, or, (ii) collaterally assign, mortgage, pledge, hypothecate or otherwise collaterally transfer without consent its interest in this Agreement to any financing entity or agent on behalf of any financing entity, to whom NCI or any Affiliate (a) has obligations for borrowed money or in respect of guaranties thereof, (b) has obligations evidenced by bonds, debentures, notes or similar instruments, or (c) has obligations under or with respect to letters of credit, bankers acceptances and similar facilities or in respect of guaranties thereof. Anything in this Section to the contrary notwithstanding, no assignment, delegation or pledge of this Agreement or any rights or interests hereunder shall relieve the assignor of any liability or obligation hereunder. The parties hereby agree that no Person not a party to this Agreement shall have any rights or be entitled to any benefits under this Agreement except Nextel.

     Section 4.12  INTERPRETATION.  The headings in this Agreement are for
                   --------------
reference only and shall not affect the interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender. Unless otherwise stated, references to Sections, Exhibits or Schedules refer to the Sections of and Exhibits or Schedules to this Agreement.

     Section 4.13  COUNTERPARTS. This Agreement may be executed in multiple
                   ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 4.14  CONFIDENTIALITY. Except as otherwise required by law, NCI
                   ---------------
and Castle shall keep confidential the specific terms and provisions of this Agreement and Castle shall keep confidential the information provided by Nextel pursuant to Section 2.1. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall be subject to the mutual prior approval of NCI and Castle, which approval shall not be unreasonably withheld. In the event either party is required by law to disclose any term of this Agreement, it shall notify the other party and the parties shall cooperate and obtain (to the extent practicable) confidential treatment for the matters disclosed.

     Section 4.15  REMEDIES. Each party's obligation under this Agreement is
                   --------
unique. If either party should fail to perform its respective obligations under this Agreement, the parties acknowledge that it would not be possible to measure adequately the resulting damages, accordingly, the other party, in addition to any other available rights or remedies, shall be entitled to specific performance of its rights under this Agreement, and the parties expressly waive the defense that damages will be adequate.

     Section 4.16  ATTORNEYS' FEES. The prevailing party in any legal or
                   ---------------
equitable action shall be entitled to recover its attorneys fees and expenses in addition to any other damages or other remedy.

     Section 4.17  SURVIVAL. This Agreement shall survive the Closing as to any
                   --------
given Site but shall terminate and be of no further force and effect as set forth in Section 4.2.

     Section 4.18  BROKERS. Each party represents and warrants to the other that
                   -------
no brokers or finders have been engaged by it in connection with any of the transactions contemplated by this Agreement, or, to its knowledge is in any way connected with any such transactions. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then each party shall indemnify, hold harmless and defend the other party from and against any such claim based upon any statement or representation or agreement made by or allegedly made by the indemnifying party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                             NEXTEL COMMUNICATIONS, INC.


                                             By:  /s/ John H. Willmoth
                                                 -----------------------
                                             Name:  John H. Willmoth
                                                   ---------------------
                                             Title: Vice President
                                                   ---------------------

                                             CASTLE TOWER CORPORATION


                                             By:  /s/ John Gwyn
                                                 -----------------------
                                             Name:  John Gwyn
                                                   ---------------------
                                             Title: Senior Vice President-
                                                   -----------------------
                                                    Operations
                                                   -----------------------

                           EXHIBIT AND SCHEDULE LIST


Exhibit "A" - Form of Purchase Agreement

Exhibit "B" - Form of Nextel Lease

Exhibit "C" - Form of Guaranty

SCHEDULE "1" - EXISTING TOWER SITES; PURCHASE PRICES

SCHEDULE "2-A" - NEXTEL LEASE RATE SCHEDULE - EXISTING TOWER SITES SCHEDULE "2-B" - NEXTEL LEASE RATE SCHEDULE - PURCHASED SITES

SCHEDULE "3" - TERRITORY

SCHEDULE "4" - INFORMATION TO BE INCLUDED IN INITIAL NOTICE

SCHEDULE "5" - CONSTRUCTION SCHEDULE

SCHEDULE "6" - ADDITIONAL CONSTRUCTION SERVICES

SCHEDULE "7" - PURCHASED AND EXCLUDED ASSETS

SCHEDULE "8" - PREEXISTING CONTRACTS; CURRENTLY PERMITTED SITES

                                  SCHEDULE 2


A. Monthly rate for existing digital Towers PURCHASED by Castle
     Number of Antennas (Lines)                   Monthly Rate (see Notes below)
             5 or less                                        [*]
             6-8                                              [*]
             9-11                                             [*]
             12                                               [*]


B. Monthly Rates for new Towers BUILT or PURCHASED by Castle
     Number of Antennas (Lines)                   Monthly Rate (see Notes Below)
             5 or less                                        [*]
             6-8                                              [*]
             9-11                                             [*]
             12                                               [*]


Notes
-----

1. The specified monthly tower rate shall be increased by (a) [*] in the event Licensee requires the use of Castle's equipment shelter; and (b) [*] if Licensee requires the use of Castle's generator (minimum 35KW for exclusive use).

2. Upon the installation of any microwave antenna(s) the specified monthly tower rate shall be increased at a rate of (a) [*] per linear foot per microwave antenna, using standard microwave cabling, plus (b) (i) [*] for antenna dishes two (2) feet in diameter; (ii) [*] for antenna dishes four (4) feet in diameter;
(iii) [*] for antenna dishes six (6) feet in diameter; and (ii) [*] for antenna dishes eight (8) feet in diameter.

 . Heights above 250 feet are subject to review and evaluation by Castle. . All grid dishes must contain de-icers.
 .  All dishes larger than 2' must contain radone cover

3. The specified monthly tower rates shall be fixed for the first five years; thereafter, the rent is subject to annual escalation at the rate of [*]. Additionally, with respect to Existing Tower Sites that are designated as "Digital" Sites on SCHEDULE 1, Nextel is entitled to a reduction in it's rent payment equal to [*].

21

[*] Indicates where text has been omitted pursuant to a request for confidential treatement. The omitted text has been filed with the Securities and Exchange Commission separately.

                                  SCHEDULE 4

                            FORM OF INITIAL NOTICE

 .    Site Name

 .    Site Number

 .    Corridor

 .    Site City, County and State

 .    Site Map (Important Information)

 .    Site Latitude and Longitude

 .    Photographs (Minimum 6)

 .    Executed Ground Lease/License including pertinent lease documents

          .        Easement or contractual right of access and any utility right of way if not included in lease

          .        Exhibit showing preliminary plan for Nextel use of site (to be finalized in Completion Notice).

 .    Preliminary Zoning and Permitting Analysis

 .    Telephone and Electrical Service Provider

 .    Tile Report

 .    Phase I

 .    Geotechnical Report

 .    Registered Site Survey (within 6 months)

 .    General information on Tower proposed

          .        Type (self support, monopole, guy....)

          .        AGL

          .        Capacity

Date of Initial Notice:____________________________

Notice Complete?  Yes ___     No___ (if No, circle missing data)

Accepted ______

Purchase ______

Waive _________

                              CASTLE TOWER CORPORATION

                              By:_____________________
                              Name:
                              Title:

                              Date:___________________

                                  Schedule 5

                             Construction Schedule
                             ---------------------

(Day 1:   Delivery of Completion Notice)

Day 15:   Tower Foundation Initiated

Day 30:   Tower Installed

Day 60:   Completion

SCHEDULE 6 - ADDITIONAL CONSTRUCTION SERVICES

The following pricing is based upon Castle (or Crown) building the entire site and installing a NEXTEL supplied 10'x 20' equipment building, three antennas with three runs of coaxial, along with associated hardware and three GPS antennas. NEXTEL will supply all antennas, coaxial and materials. Crown will supply the side arms for the tower. For each additional antenna and coaxial cable installed over three, there will be a [*] fee added which will include the cost of labor and side arms (i.e. if there are six total antennas installed, the antenna installation pricing will be [*]. In addition, Nextel and Castle (or Crown) will determine on a site by site basis which services set forth below will be required. In the event that certain services are not required or supplied by Castle (or Crown), then the fee charged will be adjusted in accordance with the below listed schedule.

A.   COST BREAKOUT FOR EACH PHASE FOR NEXTEL WILL BE AS FOLLOWS:
     -----------------------------------------------------------

     Cost breakout:

     1.   Electric and Telco Service                       [*]
     2.   Building Foundation with Door Pad                [*]
     3.   Grounding                                        [*]
     4.   Ice Bridge                                       [*]
     5.   Crane and Spreaders for Building                 [*]
     6.   Project Management                               [*]
     7.   As-Build Documentation                           [*]
     8.   Antenna Installation including Materials,        [*]
     9.   Inventory and Delivery                           [*]
               For each additional antenna and coaxial installed over three, there will be a [*] labor fee added, (i.e. if there are six total antennas installed, the antenna installation pricing will be [*]).

B.   PROJECT MANAGEMENT AND COORDINATION:
     -----------------------------------

     Castle (or Crown) will perform the following:

     1.   Coordinate all engineering layouts and site selection.
     2. Document all final site locations; obtain NEXTEL/Castle (or Crown) approvals.
     3.   Document all locations by site, by material.
     4.   Obtain all electrical approvals and permits for each installation.
     5.   Coordinate lease execution, site by site.
     6. Coordinate and order all materials by site, including types of antennas, length of coaxial, and electrical installation.
     7.   Inventory all material by site, by type.
     8.   Schedule all installations.
     9.   Coordinate all acceptance testing by NEXTEL.
     10.  Submit Weekly Project Reports by site, by work type, etc. For example:
          a.   Permitting
          b.   Construction
          c.   Antenna Installation
          d.   Acceptance
          e.   Documentation
     11.  Submit any project updates as required by NEXTEL management.
     12.  Provide as-built documentation by site upon completion of the project.

25

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

C.   SCOPE OF WORK TO INCLUDE BUT NOT LIMITED TO:
     -------------------------------------------

     The following is a list of work activities to be performed by Castle (or Crown) under their exclusive direction.

          .              Install and ground coax all NEXTEL antennas with the
               appropriate Andrew hangers. Prepare and install coax jumpers between antennas and NEXTEL lines.
          .              Ground all lines at the top of the tower, at the base
               of the tower, and at the entrance of the building.
          .              Furnish and install 10' of ice bridge between tower and
               equipment building.
          .              All connectors, coax, hangers, grounding kits and
               hoisting grips will be provided by NEXTEL.
          .              Sweep test all antenna lines after installation. A
               graph print-out is to be provided to the local NEXTEL maintenance engineer for approval.
          .              Installation of prefabricated equipment shelter for
               NEXTEL. Coordination of delivery and off-loading of NEXTEL's shelter is the responsibility of Castle (or Crown); Crane, rigging and spreaders bars are to be provided for by Castle (or Crown).
          .              Furnish and install NEXTEL building foundation, per
               equipment shelter manufacturer's specifications along with a pad outside door.
          .              Furnish and install three #3/0 RHW copper cable in 4"
               PVC conduit buried 24" below finished grade to provide underground single-phase, 100 ampere, 120/240 VAC electrical service from meter cabinet to telephone pole. Meter cabinet and 100 ampere fused disconnect shall be furnished and installed in accordance to local power company requirements and the NEC. The meter cabinet will be located inside the fenced area and will not be greater than 20' from building, in a location which provides visibility of meter from outside of fenced area, as well as inside.
          .              Furnish and install 4" PVC and 24" below finished grade
               from power pole to equipment shelter. Provide pull cable in conduit. Stub up and cap 12" above grade at the meter cabinet. Run conduit into building through existing sleeve and seal penetration. Seal both ends water tight after telephone cable is installed.
          .              Furnish and install exterior grounding around shelter,
               guy anchors (if applicable) and lower in accordance with NEXTEL'S ground specifications.
          .              Test and provide results of test which verify ground
               resistance of less than 5 ohms.

SCHEDULE 7     PURCHASED AND EXCLUDED ASSETS
               -----------------------------


     SALE OF TOWER WITHOUT SHELTER
     ---------------------------------------------------------------------------

     INCLUDED (IF EXISTING)
     ----------------------
     . Seller's interest in the ground leases and tenant license and lease agreements
     . Seller's interest in all access easements and rights of ingress and egress to the property, and all rights to easements and / or licenses which authorize the placement of guy wires, anchors and utilities.
     .    Tower Structure
     .    Tower Foundation
     .    Guy Wires and Anchors (if applicable)
     .    Cable ladder on tower
     .    Tower Lights and electrical connections thereto
     . Tower Light Controller and Tower light alarm system, (subject to them being removed from shelter)
     .    Tower Grounding System
     .    Perimeter fencing, gates, attachments thereto
     .    Any site lighting not attached to equipment shelter
     .    Access Road (to the extent owned by Nextel)
     . Rights to any contracts, warranties, or guarantees relating to management, ownership, operation and maintenance of the transferred items, (to the extent transferable)
     . Telephone and electrical utility poles, transformers and lines (to drop point at shelter)
     .    Utility Capacity
     . All intangible rights and properties owned by Seller, to the extent arising under or forming a part of the leasehold or fee interest included within the Assets and being sold, assigned or transferred to Buyer
     . All other rights, privileges and appurtenances owned by Seller, reversionary or otherwise, relating to the leased or owned real estate included within or comprising a part of the Assets and being sold, assigned or transferred to Buyer, but only to the extent (i) used or available for use by Seller in connection with Seller's ownership or operation of such Assets and (ii) not listed within the Excluded items enumerated below.
     . To the extent existing, all site plans, surveys, plans and specifications, geotechnical studies, engineering plans and studies, environmental reports, and other plans or studies, provided that Seller may retain copies of any or all of such items


     EXCLUDED
     --------
     .    Generator, fuel tank, concrete pad and electrical conduit
     . Shelter and all equipment therein with possible exception of tower light controller
     .    Shelter foundation
     .    Antennas and mounts including platform if applicable
     .    Coaxial cables including mounting and grounding hardware
     .    Waveguide bridge
     .    Any external or "cabinetized" installation of Nextel electronics
     . Any other of Seller's Communication Equipment (as defined in the Site Commitment Agreement) located at the Site
     ---------------------------------------------------------------------------

     SALE OF SHELTER
     ---------------------------------------------------------------------------


     INCLUDED (IF EXISTING)
     ----------------------
     .    Equipment shelter (shell)
     .    Shelter foundation
     .    Overhead lighting and all AC electrical outlets
     .    Interior halo ground
     .    HVAC system
     .    Waveguide bridge
     .    Tower light controller
     .    AC Surge arrestor
     .    TI Surge Arrestor
     .    Electrical circuit breaker panel(s)
     .    Fire suppression system
     .    POTS line
     .    Exterior lighting attached to shelter
     .    Security System
     .    Cable Ladder Rack (if practical)
     .    Electrical conduit
     . All other items listed above as "Included" in Sale of Tower without Shelter


     EXCLUDED
     --------
     .    DC power plant (including rectifiers, inverters and batteries)
     .    Equipment racks and components installed therein
     . All wiring from DC power plant to equipment racks (and within equipment racks)
     .    All wiring between equipment racks (including MDF connections)
     .    Coax jumpers and connectors
     .    Generator, fuel tank, electrical conduit and concrete pad
     .    Generator transfer switch
     .    Interconnect equipment (CSU, etc.)
     .    Coax surge suppression system
     . Any other of Seller's Communication Equipment (as defined in the Site Commitment Agreement) located at the Site
     .    All other items listed above as "Excluded" in Sale of Tower without
          Shelter
     ---------------------------------------------------------------------------

SCHEDULE 8    PREEXISTING CONTRACTS; CURRENTLY PERMITTED SITES
              ------------------------------------------------

          PREEXISTING CONTRACTS: SITES COMMITTED TO OTHER PARTIES
          -------------------------------------------------------

          --------------------------------------------------------------
                                                               BUILD
          NAME                LATITUDE        LONGITUDE        MARKET
          ----                --------        ---------        ------
          Prairic Dell        30-49-34        97-35-20         Texas
          --------------------------------------------------------------
          Bruceville          31-18-45        97-15-28         Texas
          --------------------------------------------------------------
          Selinsky            29-38-15        95-19-30         Texas
          --------------------------------------------------------------
          Hamshire            29-51-30        94-20-55         Texas
          --------------------------------------------------------------
          Mustang             29-30-16        95-24-48         Texas
          --------------------------------------------------------------
          Grandview           32-15-15        97-09-58         Texas
          --------------------------------------------------------------
          Italy               32-11-51        96-54-03         Texas
          --------------------------------------------------------------
          Carl's Corner       32-02-41        97-03-39         Texas
          --------------------------------------------------------------
          Lebanon             36-12-01        86-21-26         Nashville
          --------------------------------------------------------------
          Arlington           35-21-11        89-38-00         Memphis
          --------------------------------------------------------------
          Stanton             35-25-46        89-22-57         Memphis
          --------------------------------------------------------------
          Brownsville         35-33-46        89-08-06         Memphis
          --------------------------------------------------------------

29